UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

HAPC, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount previously paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

EXPLANATORY NOTE

The attached document is a letter from Mellon Investor Services LLC, the transfer agent of HAPC, INC. (“HAPC”) to brokers, banks and custodians providing instructions for conversion of shares of common stock, par value $0.0001 per share (the “Common Stock”) of HAPC, held by them on behalf of beneficial holders should such beneficial holders (i) vote against HAPC’s acquisition of InfuSystem, Inc. pursuant to the Stock Purchase Agreement, dated as of September 29, 2006, by and among HAPC, Iceland Acquisition Subsidiary, Inc., InfuSystem, Inc. and I-Flow Corporation and (ii) as permitted by HAPC’s certificate of incorporation, elect to convert their shares of Common Stock into their pro rata portion of the trust account into which a substantial portion of the net proceeds of HAPC’s initial public offering were deposited.

Terms of Conversion of

for

HAPC, INC. Common Stock (CUSIP: 411357106)

September 18, 2007

To Brokers, Banks, Nominees and Other Custodians:

HAPC, INC., a Delaware corporation (“HAPC”) has scheduled a special annual meeting (the “Meeting”) to take place on Wednesday, September 26, 2007, at 10:00 a.m. (local time) at the offices of Morgan Lewis & Bockius LLP located at 101 Park Avenue, New York, New York 10178. Among the proposals to be considered by stockholders at the Meeting is HAPC’s proposed acquisition of all of the issued and outstanding capital stock of InfuSystem, Inc. pursuant to the terms of that certain Stock Purchase Agreement, dated as of September 29, 2006, by and among HAPC, Iceland Acquisition Subsidiary, Inc., InfuSystem, Inc. and I-Flow Corporation (the “Acquisition Proposal”). Stockholders of record as of August 6, 2007 (the “Record Date”) who hold shares of HAPC’s common stock, par value $0.0001 per share (the “Common Stock”) issued in connection with HAPC’s initial public offering (the “IPO”), or subsequently purchased in the open market, may demand that their shares of Common Stock be converted into their pro rata portion of the trust account into which a substantial portion of the net proceeds of HAPC’s IPO were deposited. In order for such a stockholder to convert its shares of Common Stock into its pro rata portion of the proceeds held in the trust account, such stockholder must vote against the Acquisition Proposal and check the box on the enclosed proxy card electing to convert its shares into cash.

If the Acquisition Proposal is approved, HAPC will convert these shares of Common Stock into the applicable pro rata portion of the funds held in the trust account. As of July 31, 2007, approximately $100,663,381 was held in deposit in the trust account. The proceeds available in the trust account as of July 31, 2007 would provide for an initial per-share liquidation price of $5.97, less income taxes owed on accrued interest.

If (i) the holders of 20%, or 3,375,050, or more shares of Common Stock issued in HAPC’s IPO at the Record Date vote against the Acquisition Proposal and demand the conversion of their shares into a pro rata portion of the trust account or (ii) less than a majority of the holders of Common Stock issued in connection with the IPO at the Record Date vote for the Acquisition Proposal, HAPC will not be able to consummate the acquisition of InfuSystem, Inc. and those stockholders who voted against the acquisition and elected to convert their shares of Common Stock into cash will not be entitled to such conversion and will retain their shares of Common Stock.

If your client exercises their conversion rights, then it will be exchanging its shares of Common Stock for cash and will no longer own these shares. Qualified stockholders (those stockholders who purchased shares of Common Stock issued in connection with the IPO or subsequently purchased them in the open market and held such shares as of the Record Date) will only be entitled to receive cash for the shares if they continue to hold these shares through the closing date of HAPC’s acquisition of InfuSystem, Inc. and then tender their shares of Common Stock for conversion.

If you have questions or require additional copies of the definitive proxy statement filed by HAPC with the U.S. Securities Exchange Commission (the “SEC”) and mailed to stockholders as of the Record Date on August 8, 2007 or the enclosed supplemental proxy statement filed by HAPC with the SEC on September 18, 2007 and mailed to stockholders as of the Record Date on September 18, 2007, please call D.F. King & Co. at 1-212-232-2228.

Sincerely,

Mellon Investor Services LLC

IN ORDER TO PARTICIPATE IN THE CONVERSION ELECTION, INSTRUCTIONS MUST BE SUBMITTED THROUGH THE DEPOSITARY TRUST CLEARING CORPORATION (DTC)’S AUTOMATED TENDER OFFER PROGRAM (ATOP) SYSTEM.

By submitting your election via DTC’s ATOP system, you are complying with the following conditions:

We have retained a copy of the voting instructions received from our clients in our records.

We believe, based on representations made to us by each client represented herein, that each such client (the “Converting Stockholder”) (i) beneficially owned the shares of HAPC, INC. (“HAPC”) common stock, par value $0.0001 per share (the “Common Stock”) issued in connection with HAPC’s initial public offering or subsequently purchased in the open market, (ii) was a holder of record as August 6, 2007 (the “Record Date”) of the Common Stock for purposes of the special annual meeting of stockholders to be held on Wednesday, September 26, 2007 at the law offices of Morgan Lewis & Bockius LLP, 101 Park Avenue, New York, New York 10178, (iii) has held the shares which it seeks to convert since the Record Date, (iv) will continue to hold the shares through the closing date of HAPC’s acquisition of InfuSystem. Inc., (v) wishes to convert its shares into a pro rata share of the trust account and (vi) will provide a completed W-9 tax form.

Please refer to the definitive proxy statement (the “Definitive Proxy Statement”) filed by HAPC, INC. with the U.S. Securities and Exchange Commission (the “SEC”) and mailed to stockholders as of the Record Date on August 8, 2007 and the supplemental proxy statement (the “Supplemental Proxy Statement”) filed by HAPC, INC. on September 18, 2007 and mailed to stockholders as of the Record Date on September 18, 2007.

Additional copies of Definitive Proxy Statement and Supplemental Proxy Statement can be obtained by contacting D.F. King & Co. at 1-212-232-2228.

Elections maybe revoked at anytime prior to the election deadline of Wednesday, September 26, 2007 by contacting DTC.